UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 5, 2024, Norfolk Southern released a video of Norfolk Southern’s COO John Orr. The video, or portions thereof, is embedded in certain communications made available on Norfolk Southern’s website and certain social medial platforms beginning on April 5, 2024 and may be included in other communications by the Company. The following is a transcript of the video:

I’m really proud of my roots as a conductor, a locomotive engineer, and a union leader. That’s really shaped me to appreciate what it takes to run a railway. And it’s given me a desire to earn the leadership rights of people every day. And at NS, I hope to continue to earn the right to lead every day.

My vision for NS Operations is one of continuous improvement to create more value for our customers, our shippers, and help them win in the marketplace by being the safest, most reliable, cost efficient, scheduled railway in North America.

Precision Scheduled Railroading, as I see it, is aligned to having the right amount of resources. The right amount of resiliency and flexibility to respond to opportunities and to be able to be responsible when growth might be slowed.

Everything has to start with safety, protecting ourselves, protecting the people we work with, and the communities that we work in. The rest of Operations flows from that.

It’s important to engage stakeholders. Having a partnership with labor and a commitment to doing the right thing with people. When people talk to me and share their concerns, I have an obligation to act. I believe in listening to what’s happening in the field. I hope that my presence in the field and that of my team inspires people to speak up.

As we learn together and as we grow together, and we participate in continuous improvement, then we can really unleash the value of this network, driving the performance of trade in North America through our railway. It is quite an honor and a privilege to join the Thoroughbred team.

On April 5, 2024, Norfolk Southern Corporation posted the below communications on its X account and may in the future use the same or substantially similar communications from time to time.

On April 5, 2024, Norfolk Southern Corporation posted the below communication on its LinkedIn account and may in the future use the same or substantially similar communications from time to time.

Norfolk Southern

108,369 followers

2h • Edited •

Our new COO, John F. Orr, brings decades of industry experience and proven expertise in applying scheduled railroading principles to drive long-term value creation.

In just a few weeks since his appointment, John is already playing a pivotal role at NS, identifying key priorities, and positioning us to accelerate our operational improvements.

Under his leadership, we are confident that NS will achieve new levels of safety, service, growth, and operating efficiencies while delivering sustainable value for all of our stakeholders.

Learn more about John's expertise at https://lnkd.in/ez8XtzKr. Vote on the WHITE proxy card today!

Additional legal information can be found at https://bit.ly/3Vpypvm.
#NorfolkSouthern #Leadership

SWIFT

COO John Orr's expertise and impact at Norfolk Southern

On April 5, 2024, Norfolk Southern Corporation posted the below communication on its YouTube account and may in the future use the same or substantially similar communications from time to time.

On April 5, 2024, Norfolk Southern Corporation posted the below communication on its website and may in the future use the same or substantially similar communications from time to time.

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Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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